January 31, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 77K of The American Funds Tax-Exempt Series II — The Tax-Exempt Fund of California's Form N-SAR dated January 31, 2014, and we agree with the statements made therein.

Yours truly,

DELOITTE & TOUCHE LLP